CONSENT AND REPORT OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 23, 2002, relating to the consolidated financial statements of Wellstone Filters, Inc., and subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                                              TANNER + CO.


Salt Lake City, Utah
March 19, 2002